                                                           EXHIBIT 12.3

                                         COMPUTATION OF OPERATING CASH PERFORMANCE RATIOS

                                     Years Ended                     Six Months Ended
                                     December 31,                       December 31,               Fiscal Years Ended June 30,
                       ---------------------------------------- --------------------------- ----------------------------------------
                           1998          1997          1996           1996         1995          1996          1995         1994
                       ---------------------------------------- --------------------------- ----------------------------------------
Operating Cash
 Earnings:
Income (loss)
 before income taxes   $ 9,902,000   $16,371,000   $ 5,447,000    $ (863,000)  $ 6,098,000   $12,408,000   $14,912,000  $14,599,000
Add merger and
 acquisition-related
 adjustments             8,145,000             -             -             -             -             -             -            -
Add intangible
 amortization            3,971,000     2,242,000     3,254,000     1,590,000     1,669,000     3,332,000     3,487,000    2,263,000
Add back one-time SAIF
 assessments                     -             -     6,145,000     6,145,000             -             -             -            -
                       -----------   -----------   -----------   -----------    ----------   -----------   -----------  -----------

Operating cash earnings
 before income taxes    22,018,000    18,613,000    14,846,000     6,872,000     7,767,000    15,740,000    18,399,000   16,862,000
Income tax provision    (8,089,000)   (6,995,000)   (5,404,000)   (2,501,000)   (2,868,000)   (5,920,000)   (6,217,000)  (5,873,000)
                      ------------   -----------   -----------   -----------   -----------  ------------  ------------  -----------
Operating cash
 earnings              $13,929,000   $11,618,000   $ 9,442,000   $ 4,371,000   $ 4,899,000   $ 9,820,000   $12,182,000  $10,989,000
                      ============  ============   ===========   ===========   ===========  ============  ============  ===========

Operating Cash
 Earnings Per Common
 Share- Diluted:

Operating cash
 earnings              $13,929,000   $11,618,000   $ 9,442,000   $ 4,371,000   $ 4,899,000   $ 9,820,000   $12,182,000  $10,989,000
Preferred stock
 dividends declared              -      (940,000)   (1,885,000)     (942,000)     (942,000)   (1,885,000)   (1,885,000)    (272,000)
                      ------------  ------------   -----------   -----------   -----------  ------------  ------------  -----------
Operating cash
 earnings per common
 share                  13,929,000    10,678,000     7,557,000     3,429,000     3,957,000     7,935,000    10,297,000   10,717,000

Weighted average
 common shares
 outstanding-diluted     8,217,067     8,170,675     8,022,769     8,074,600     7,974,257     8,000,454     7,793,233    5,900,786
                      ============  ============   ===========   ===========   ===========  ============  ============  ===========
Operating cash
 earnings per common  ------------  ------------   -----------   -----------   -----------  ------------  ------------  -----------
 share-diluted               $1.70         $1.31         $0.94         $0.42         $0.50         $0.99         $1.32        $1.82
                      ============  ============   ===========   ===========   ===========  ============  ============  ===========

Return on Average
 Common Shareholders'
 Equity:

Operating cash
 earnings              $13,929,000   $11,618,000    $9,442,000    $4,371,000    $4,899,000    $9,820,000   $12,182,000  $10,989,000
Preferred stock
 dividends declared              -      (940,000)   (1,885,000)     (942,000)     (942,000)   (1,885,000)   (1,885,000)    (272,000)
                      ------------  ------------   -----------  ------------   -----------  ------------  ------------  -----------
Operating cash
 earnings per common
 share                  13,929,000    10,678,000     7,557,000     3,429,000     3,957,000     7,935,000    10,297,000   10,717,000

Average common
 shareholders'
 equity                114,847,698    83,925,475    70,769,006    68,780,595    72,475,708    72,607,676    62,628,951   57,245,267

Return on average
 common
 shareholders' equity  -----------  ------------   -----------   -----------   -----------   -----------   -----------  -----------
  (annualized)               12.13%        12.72%        10.68%         9.89%        10.83%        10.93%        16.44%       18.72%
                       ===========  ============   ===========  ============  ===========   ============  ============ ============

                                 EXHIBIT 12.3

                                        Twelve Months Ended                      Six Months Ended
                                            December 31,                           December 31,
                           --------------------------------------------   ----------------------------
                                1998            1997           1996           1996           1995
                           --------------------------------------------   ----------------------------
Return on Average Assets:

Operating cash earnings      $13,929,000     $11,618,000     $9,442,000      $4,371,000     $4,899,000

Average assets             2,094,839,692   1,768,990,087  1,568,870,053   1,575,878,692  1,606,034,534
                           -------------   -------------  -------------   -------------  -------------

Return on average
 assets (annualized)                0.66%           0.66%          0.60%           0.55%          0.61%
                           =============   =============  =============   =============  =============

Operating Efficiency:

Operating Expenses           $56,291,000     $38,429,000    $42,685,000     $25,807,000    $16,231,000

Less merger and
 acquisition costs             5,464,000               -              -              -               -

Less intangible
 amortization                  3,971,000       2,242,000      3,254,000      1,590,000       1,669,000
Less one-time
 SAIF assessments                      -               -      6,145,000      6,145,000               -
                           -------------   -------------  -------------   -------------  -------------

Operating expenses,
 adjusted                     46,856,000      36,187,000     33,286,000      18,072,000     14,562,000

Other income                  12,894,000       9,474,000      9,246,000       4,775,000      5,062,000
Net interest income           59,205,000      47,808,000     40,828,000      21,290,000     18,089,000
                           -------------   -------------  -------------   -------------  -------------
Total revenue                 72,099,000      57,282,000     50,074,000      26,065,000     23,151,000
                           -------------   -------------  -------------   -------------  -------------
Operating efficiency                65.0%           63.2%          66.5%           69.3%          62.9%


                                    Fiscal Years Ended June 30,
                           --------------------------------------------
                               1996           1995           1994
                           --------------------------------------------
Return on Average Assets:

Operating cash earnings       $9,820,000    $12,182,000    $10,989,000

Average assets             1,582,535,703  1,590,297,653  1,211,451,949
                           -------------  -------------  -------------

Return on average
 assets (annualized)                0.62%          0.77%          0.91%
                           =============  =============  =============

Operating Efficiency:

Operating Expenses           $33,109,000    $32,793,000    $27,338,000

Less merger and
 acquisition costs                     -              -              -

Less intangible
 amortization                  3,332,000      3,487,000      2,263,000
Less one-time
 SAIF assessments                      -              -              -
                           -------------  -------------  -------------

Operating expenses,
 adjusted                     29,777,000     29,306,000     25,075,000

Other income                   9,533,000     11,640,000      9,028,000
Net interest income           37,627,000     37,707,000     34,552,000
                           -------------  -------------  -------------
Total revenue                 47,160,000     49,347,000     43,580,000
                           -------------  -------------  -------------
Operating efficiency                63.1%          59.4%          57.5%